UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2015, CVB Financial Corp. (the “Company”) held its Annual Meeting of Shareholders. As of the record date for the Annual Meeting, there were 106,245,810 shares entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. Votes representing 92.62%, or 98,400,886 shares, of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, all seven nominees for director were elected to the Company’s Board of Directors. The Company’s shareholders also approved the proposed 2015 CVB Financial Corp. Executive Incentive Plan and the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

1.	Election of the following seven nominees to the Company’s Board of Directors:

	Votes Cast For	Withheld	Broker Non-Votes
George A. Borba, Jr.	71,402,776	11,702,353	15,295,757
Stephen A. Del Guercio	71,528,499	11,576,630	15,295,757
Robert M. Jacoby, C.P.A.	64,793,654	18,311,475	15,295,757
Christopher D. Myers	82,762,520	342,609	15,295,757
Raymond V. O’Brien, III	71,264,492	11,840,637	15,295,757
Hal W. Oswalt	71,522,983	11,582,146	15,295,757
San E. Vaccaro	64,634,852	18,470,277	15,295,757

2.	Proposal to approve the 2015 CVB Financial Corp. Executive Incentive Plan.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
82,068,159	657,485	379,485	15,295,757

3.	Ratification of Appointment of KPMG LLP as independent registered public accountants of the Company for 2015.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
97,862,038	398,280	140,568	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)

Date: May 21, 2015	By:	/s/ Richard C. Thomas
Richard C. Thomas
Executive Vice President and Chief
Financial Officer

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